Exhibit 10.20

AMENDED AND RESTATED

EMPLOYEE AND DIRECTOR INCENTIVE RESTRICTED SHARE PLAN

OF

HOSPITALITY INVESTORS TRUST, INC.

SECTION 1.             PURPOSES OF THE PLAN AND DEFINITIONS

1.1              Purposes. The purposes of the Employee and Director Incentive Restricted Share Plan (this “Plan”) of Hospitality Investors Trust, Inc. (the “Company”), are to:

(1)               provide incentives to selected Persons chosen to receive share-based awards because of their ability to improve operations and increase profits of the Company;

(2)               encourage selected Persons to accept positions with or continue to provide services to the Company and Affiliates of the Company, as applicable; and

(3)               increase the interest of Directors in the Company’s welfare through their participation in the growth in value of the Company’s Shares.

To accomplish these purposes, this Plan provides a means whereby Affiliates of the Company, employees and officers of the Company and Affiliates of the Company, Directors, and other enumerated Persons may receive Awards.

1.2              Definitions. For purposes of this Plan, the following terms have the following meanings:

“Affiliate” means, with respect to any other Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10.0%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10.0%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee, general partner or manager of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee, general partner or manager. The determination of whether a Person is an Affiliate shall be made by the Board acting in its sole and absolute discretion.

“Applicable Laws” means the requirements relating to the administration of Awards under state corporation laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan.

“Articles Supplementary” means the Articles Supplementary of the Company as filed with the State Department of Assessments and Taxation of Maryland on March 31, 2017.

“Award” means any award of Restricted Shares or Restricted Share Units under this Plan.

“Award Agreement” means, with respect to each Award, the written agreement executed by the Company and the Participant or other written document approved by the Board setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth on Exhibit A.

“Charter” means the charter of the Company, as the same may be amended from time to time and including, for the avoidance of doubt, the Articles Supplementary.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Board, the Compensation Committee of the Board or a duly appointed committee of the Board to which the Board has delegated its powers and functions hereunder.

“Company ” means American Realty Capital Hospitality Trust, Inc., to be renamed Hospitality Investors Trust, Inc.

“Director means a person elected or appointed and serving as a member of the Board in accordance with the Charter and the Maryland General Corporation Law.

“Effective Date” has the meaning set forth in Section 14.

“Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means with respect to Shares:

(i)                 If the Shares are listed on any established stock exchange or a national market system, their Fair Market Value shall be the closing sales price for the Shares, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or, if the Shares are listed on more than one exchange, then on the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in The Wall Street Journal

(ii)               If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, or if there is no secondary trading market for the Shares, their Fair Market Value shall be determined in good faith by the Board.

“Grant Date” has the meaning set forth in Section 5.1(c).

“Participant” means an eligible person who is granted an Award.

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“Person” means an individual, a corporation, partnership, trust, association, or any other entity.

“Plan” means this Employee and Director Incentive Restricted Share Plan, as amended and or restated from time to time in accordance with its terms.

“Restricted Share Unit” means an Award granted under Section 5.3.

“Restricted Shares” means an Award granted under Section 5.2.

“Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rule 16b-3 refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 or successor rule, as that paragraph or clause may thereafter be amended.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulation or other official guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shares ” means shares of common stock of the Company, $0.01 par value per share.

“Termination” means that a Participant has ceased, for any reason and with or without cause, to be an employee or Director of, or a consultant to, the Company or any Affiliate of the Company.

SECTION 2.               ELIGIBLE PERSONS

Every Person who, at or as of the Grant Date, is:

(a)                a full-time employee of the Company or any Affiliate of the Company;

(b)               an officer of the Company or any Affiliate of the Company;

(c)                a Director of the Company;

(d)               a director of any Affiliate of the Company; or

(e)                a Person that the Board designates as eligible for an Award because such Person:

(i)                 performs bona fide consulting or advisory services for the Company or any Affiliate of the Company pursuant to a written agreement (other than services in connection with the offer or sale of securities in a capital-raising transaction), and

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(ii)               has a direct and significant effect on the financial development of the Company or any Affiliate of the Company, shall be eligible to receive Awards hereunder.

SECTION 3.              SHARES SUBJECT TO THIS PLAN

The total number of Shares that may be issued pursuant to Awards shall not exceed 5.0% of the Company’s outstanding Shares on a fully diluted basis at any time and in any event will not exceed 4,000,000 Shares. The number of Shares reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in Section 5.1. If any Shares awarded under this Plan are forfeited for any reason, the number of forfeited Shares shall again be available for purposes of granting Awards under this Plan.

SECTION 4.              ADMINISTRATION

4.1              Administration. This Plan shall be administered by the Committee.

4.2              Committee’s Powers. Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole discretion:

(a)                to adopt, amend and rescind administrative and interpretive rules and regulations relating to this Plan;

(b)               to determine the eligible Persons to whom, and the time or times at which, Awards shall be granted;

(c)                to determine the number of Shares that shall be the subject of each Award;

(d)               to determine the terms and provisions of each Award (which need not be identical) and any amendments thereto, including provisions defining or otherwise relating to:

(i)                 the extent to which the transferability of Shares issued or transferred pursuant to any Award is restricted;

(ii)               the effect of Termination on an Award;

(iii)             the effect of approved leaves of absence; and

(iv)             to construe the respective Award Agreements and this Plan.

(e)                to make determinations of the Fair Market Value of Shares;

(f)                to waive any provision, condition or limitation set forth in an Award Agreement;

(g)               to delegate its duties under this Plan to such agents as it may appoint from time to time; and

(h)               to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering this Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.

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The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement this Plan, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 4.2 shall be final and conclusive.

4.3              Term of Plan. No Awards shall be granted under this Plan after 10 years from the Effective Date of this Plan.

SECTION 5.              CERTAIN TERMS AND CONDITIONS OF AWARDS

5.1              All Awards. All Awards shall be subject to the following terms and conditions:

(a)                Changes in Capital Structure. If the number of outstanding Shares is increased by means of a share dividend payable in Shares, a share split or other subdivision or by a reclassification of Shares, then, from and after the record date for such dividend, subdivision or reclassification, the number and class of Shares subject to this Plan shall be increased or adjusted, as applicable, in proportion to such increase in outstanding Shares. If the number of outstanding Shares is decreased by means of a reverse share split or other combination or by a reclassification of Shares, then, from and after the record date for such combination or reclassification, the number and class of Shares subject to this Plan shall be decreased or adjusted, as applicable, in proportion to such decrease in outstanding Shares.

(b)               Certain Corporate Transactions. In the event of any change in the capital structure or business of the Company by reason of any recapitalization, reorganization, merger, consolidation, split-up, subdivision, combination, exchange of Shares or any similar change affecting the Company’s capital structure or business, then the aggregate number and kind of Shares which thereafter may be issued under this Plan shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

(c)                Grant Date. Each Award Agreement shall specify the date as of which it shall be effective (the “ Grant Date”).

(d)               Vesting. Each Award shall vest, and any restrictions thereunder shall lapse, as the case may be, at such times and in such amounts as may be specified by the Committee in the applicable Award Agreement.

(e)                Nonassignability of Rights. Awards shall not be transferable other than with the consent of the Committee or by will or the laws of descent and distribution.

(f)                Termination from the Company or any Affiliate of the Company; Change in Control. The Committee shall establish, in respect of each Award when granted, the effect of a Termination on the rights and benefits thereunder and in so doing may, but need not, make distinctions based upon the cause of termination (such as retirement, death, disability or other factors) or which party effected the termination (the employer or the employee). Subject to Sections 5.1(a) and (b) above, the Committee may establish, in respect of each Award when granted, the effect of a Change in Control on the rights and benefits thereunder.

(g)               Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued Shares are issued under this Plan, such Shares shall not be issued for a consideration which is less than as permitted under Applicable Laws, and in no event, shall such consideration be less than the par value per Share multiplied by the number of Shares to be issued.

(h)               Other Provisions. Each Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan, as may be determined by the Committee.

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5.2              Restricted Shares. Restricted Shares shall be subject to the following terms and conditions:

(a)                Grant. The Committee may grant one or more Awards of Restricted Shares to any Participant. Each Award of Restricted Shares shall specify the number of Shares to be issued to the Participant, the date of issuance and the restrictions imposed on the Shares including the conditions of release or lapse of such restrictions. Upon the issuance of Restricted Shares, the Participant may be required to furnish such additional documentation or other assurances as the Committee may require to enforce restrictions applicable thereto.

(b)               Restrictions. Except as specifically provided elsewhere in this Plan or the Award Agreement regarding Restricted Shares, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the Shares have vested. The Committee may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

(c)                Dividends. Unless otherwise determined by the Committee, cash dividends with respect to Restricted Shares shall be paid to the recipient of the Award of Restricted Shares on the normal dividend payment dates, and dividends payable in Shares shall be paid in the form of Restricted Shares having the same terms as the Restricted Shares upon which such dividend is paid. Each Award Agreement for Awards of Restricted Shares shall specify whether and, if so, the extent to which the Participant shall be obligated to return to the Company any cash dividends paid with respect to any Restricted Shares which are subsequently forfeited.

(d)               Forfeiture of Restricted Shares. Except to the extent otherwise provided in the applicable Award Agreement, when a Participant’s Termination occurs, the Participant shall automatically forfeit all Restricted Shares still subject to restriction.

5.3              Restricted Share Units. Restricted Share Units shall be subject to the following terms and conditions:

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(a)                Grant. The Committee may grant one or more Awards of Restricted Share Units to any Participant. Each Award of Restricted Share Units represents a bookkeeping entry representing a right granted to a Participant under this Section 5.3 to receive one Share, a cash payment equal to the Fair Market Value of one Share, or a combination thereof, as determined in the sole discretion of the Committee. The applicable Award Agreement shall specify the number of Awards to be granted to the Participant, the Grant Date and the restrictions imposed on the Restricted Share Units, including the conditions of release, vesting and/or the lapse of such restrictions, and terms relating to settlement of Awards.

(b)               Restrictions. Except as specifically provided elsewhere in this Plan or the applicable Award Agreement, Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the Shares (or cash, as applicable) have vested. Furthermore, a Participant’s right, if any, to receive cash or Shares upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. The Committee may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

(c)                Rights as a Shareholder. Holders of Restricted Share Units shall have none of the rights of a holder of Shares with respect to such Restricted Share Units, or any Shares underlying any Award of Restricted Share Units. Holders of Restricted Share Units are not entitled to receive distribution of rights in respect of such Shares, or to vote such Shares as the record owner thereof; provided, however, that unless otherwise determined by the Committee, (i) during the Restricted Period, Participants will be credited with dividend or other distribution equivalents equal in value to those declared and paid on Shares, on all Restricted Share Units granted to them, (ii) these dividend or other distribution equivalents will be regarded as having been reinvested in Restricted Share Units on the date of the Share dividend payments based on the then Fair Market Value of the Shares thereby increasing the number of Restricted Share Units held by a Participant, and (iii) such dividend or other distribution equivalents will be paid only to the extent the underlying Awards vest.

(d)               Forfeiture of Restricted Share Units. Except to the extent otherwise provided in the applicable Award Agreement, upon a Participant’s Termination, the Participant shall automatically forfeit all Restricted Share Units still subject to restriction.

(e)                Payment of Restricted Share Units. The payment of Restricted Share Units shall be made in Shares, unless otherwise determined by the Committee. The payment of Restricted Share Units shall be made as soon as practicable after vesting (but in any event within two-and-one-half (2.5) months following the calendar year in which vesting occurs), except as otherwise provided in the applicable Award Agreement and unless payment is deferred pursuant to a timely election permitted by the Committee in compliance with Code Section 409A.

SECTION 6.              SECURITIES LAWS

Nothing in this Plan or in any Award or Award Agreement shall require the Company to issue any Shares with respect to any Award if, in the opinion of counsel for the Company, that issuance could constitute a violation of any Applicable Laws. As a condition to the grant of any Award, the Company may require the Participant (or, in the event of the Participant’s death, the Participant’s legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant’s (or such other person’s) intentions with regard to the retention or disposition of the Shares covered by the Award and written covenants as to the manner of disposal of such Shares as may be necessary or useful to ensure that the grant or disposition thereof will not violate the Securities Act, any other law or any rule of any applicable securities exchange or securities association then in effect. The Company shall not be required to register any Shares under the Securities Act or register or qualify any Shares under any state or other securities laws.

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SECTION 7.              EMPLOYMENT OR OTHER RELATIONSHIP

Nothing in this Plan or any Award shall in any way interfere with or limit the right of the Company or any Affiliate of the Company to terminate any Participant’s employment or status as a consultant, advisor or Director at any time, nor confer upon any Participant any right to continue in the employ of, or as a Director, consultant or advisor of, the Company or any Affiliate of the Company.

SECTION 8.              AMENDMENT, SUSPENSION AND TERMINATION OF THIS PLAN

The Board may at any time amend, suspend or discontinue this Plan, provided that such amendment, suspension or discontinuance meets the requirements of Applicable Laws, including without limitation, any applicable requirements for stockholder approval. Notwithstanding the above, an amendment, suspension or discontinuation shall not be made if it would impair the rights of any Participant under any Award previously granted, without the Participant’s consent, except to conform this Plan and Awards granted to the requirements of Applicable Laws. Notwithstanding any provision of the Plan to the contrary, if the Board determines that any Award may be subject to Section 409A of the Code, the Board may adopt such amendment to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board determines are necessary or appropriate, without the consent of the Participant, to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code.

SECTION 9.               LIABILITY AND INDEMNIFICATION OF THE BOARD

No person constituting, or member of the group constituting, the Board shall be liable for any act or omission on such person’s part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member’s gross negligence or willful misconduct. The Company shall indemnify each present and future person constituting, or member of the group constituting, the Board against, and each person or member of the group constituting the Board shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to the fullest extent permitted by law and by the Charter and Bylaws of the Company.

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SECTION 10.            SEVERABILITY

If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of this Plan, but such provision shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Applicable Laws, those conflicting terms or provisions shall be deemed inoperative to the extent they conflict with Applicable Law.

SECTION 11.           SECTION 409A OF THE CODE

This Plan and Awards granted under the Plan are intended to comply with or be exempt from Section 409A of the Code, and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional taxes, penalties, interest or other expenses that may be incurred by or imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Whenever an Award Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company. To the extent any payments provided for under the Plan or any Award are treated as “nonqualified deferred compensation” subject to Section 409A of the Code, (i) if on the date of the Participant’s separation from service (as defined in Treasury Regulation §1.409A-1(h)) with the Company, the Participant is a specified employee (as defined in Section 409A of the Code and Treasury Regulation §1.409A-1(i)), no payment constituting the “deferral of compensation” within the meaning of Treasury Regulation §1.409A-1(b) and after application of the exemptions provided in Treasury Regulation §§1.409A-1(b)(4) and 1.409A-1(b)(9)(iii) shall be made to the Participant at any time prior to the earlier of (A) the expiration of the six (6) month period following the Participant’s separation from service or (B) the Participant’s death, and any such amounts deferred during such applicable period shall instead be paid in a lump sum to the Director (or, if applicable, to the Participant’s estate) on the first payroll payment date following expiration of such six (6) month period or, if applicable, the Participant’s death, and (ii) for purposes of conforming this Agreement to Section 409A of the Code, any reference to termination of employment, severance from employment, resignation from employment or similar terms shall mean and be interpreted as a “separation from service” as defined in Treasury Regulation §1.409A-1(h).

SECTION 12.           WITHHOLDING

The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance, vesting or delivery of any Award or delivery of any Shares or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. In addition, on the occurrence of any event with respect to an Award that requires the Company to withhold taxes (including but not limited to the vesting of Restricted Shares, or the making of an election under Section 83(b) of the Code), a Participant shall pay all required withholding to the Company or otherwise make arrangements satisfactory to the Company whereby such taxes may be paid. The Board may permit any such statutory withholding obligation with regard to any Participant to be satisfied by reducing the number of Shares otherwise deliverable or by delivering Shares already owned.

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SECTION 13.            GOVERNING LAW

This Plan shall be governed and construed in accordance with the laws of the State of Maryland (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

SECTION 14.              EFFECTIVE DATE AND PROCEDURAL HISTORY

This Plan was originally approved by the Board on December 6, 2013, and was amended and restated following approval by the Special Compensation Committee of the Board pursuant to an express delegation of power and authority by the Board as of March 31, 2017 (the “Effective Date”).

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EXHIBIT A

“Change in Control” means, except as provided below, the happening of any of the following:

(i)                 the consummation of a merger of the Company into or consolidation of the Company with another entity, or the closing of a sale or other disposition of all or substantially all of the Company’s assets (in one or a substantially concurrent or otherwise related series of transactions); provided, however, that a Change in Control  under this clause (i) shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which the beneficial ownership of securities representing 50% or more of the combined voting power of the Company, the surviving entity or entity directly or indirectly controlling the Company or the surviving entity, as the case may be, is held by the same Persons as held the securities representing the beneficial ownership of the combined voting power of the Company immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions;

(ii)               the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing greater than 50% of the combined voting power of the Company is held by any “person” or “group” as defined in Sections 13(d) and 14(d) of the Exchange Act;

(iii)             any “person” or “group” as defined in Sections 13(d) and 14(d) of the Exchange Act shall have obtained the right or power (whether or not exercised) to elect or appoint a majority of the members of the Board (or similar governing body) of the Company; or

(iv)             individuals who at the Effective Date constituted the Board of the Company (together with (A) any new directors whose election by the board of directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved or (B) any new directors designated or elected to the Board from time to time by an Affiliate of Brookfield Asset Management, Inc., its successors and its assigns (collectively, “Brookfield”) cease for any reason other than death or disability to constitute a majority of the directors then in office.

Notwithstanding anything in this definition to the contrary, a “Change in Control” shall exclude any event or occurrence resulting from any of the following:

(a) the consummation of any of the transactions contemplated by the Securities Purchase, Voting and Standstill Agreement, dated as of January 12, 2017 (the “SPA”), by and among the Company, Hospitality Investors Trust Operating Partnership, L.P. (f/k/a American Realty Capital Hospitality Operating Partnership, L.P.) and Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC and the other Transaction Documents (as defined in the SPA) (collectively, the “Brookfield Transaction Agreements”);

(b) the exercise by Brookfield or (its applicable Affiliates) of its rights and remedies under any of the Brookfield Transaction Agreements pursuant to the terms thereof; and

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(c) any consensual transaction between the Company and/or its subsidiaries, on the one hand, and Brookfield and/or its Affiliates, on the other hand, in respect of which Brookfield provides additional capital or debt to the Company and/or its subsidiaries (beyond the amounts contemplated by the Brookfield Transaction Agreements).

For purposes of this definition of Change in Control, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding anything herein to the contrary, with respect to any payment under the Plan or any Award that (x) provides for payments that are triggered upon a Change in Control and (y) constitutes “nonqualified deferred compensation” within the meaning of Section 409A, such amount shall not be paid until the earliest of (1) a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (2) the date such amount would otherwise be settled pursuant to the terms of this Agreement and (3) the Participant’s “separation of service” within the meaning of Section 409A.

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